Exhibit 99.1

Equinix Expands Data Center Leadership Position with Close of Telecity Acquisition

Equinix's global interconnection platform now reaches 40 metros including seven new metros in Europe

REDWOOD CITY, Calif. and LONDON, Jan. 15, 2016 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced that it has completed the acquisition of TelecityGroup plc in a transaction valued at approximately $3.8 billion (£2.6 billion). The addition of TelecityGroup's 40+ data centers more than doubles Equinix's capacity in Europe, fortifying its position as the largest retail colocation provider in the region. The acquisition expands the company's interconnection platform in key European markets while also adding critical network and cloud density to better serve enterprise customers who see interconnection as a core IT design principle and are increasingly moving to highly interconnected, global data centers for accelerated business performance and innovation.

In order to meet changing business needs, global enterprises continue to outsource IT, but increasingly require connectivity to service providers and business partners in multiple markets – a key benefit of Equinix's global interconnection platform. Today, 54 percent of Equinix's revenue comes from customers deployed globally across all three of its regions (Americas, APAC and EMEA), and over 83 percent of revenue is from customers deployed across multiple metros, a reflection of the company's differentiated scale and global reach. With new data centers and increased interconnection in Europe, Equinix builds on its global market leadership, and creates new opportunities to grow business ecosystems around the world.

Highlights / Key Facts

  The acquisition of Telecity enhances Equinix's existing data center portfolio by adding seven new markets in Europe and provides customers even more ways to connect with other businesses around the world on Platform Equinix™.  Equinix will add data center facilities in Bulgaria, Finland, Ireland, Italy, Poland, Sweden and Turkey.
  Through the acquisition, Telecity brings more than 1,000 net new customers to Equinix, including more than 200 network and mobility companies and more than 300 cloud and IT services companies. This further strengthens the business ecosystems found inside of Equinix International Business Exchange IBX® data centers and provides customers with the broadest choice of service providers for IT and multi-cloud deployments to accelerate business performance.
  Equinix has made three acquisitions in the last twelve months including professional services company Nimbo in the U.S. in January 2015 and Bit-isle in Japan in November 2015. The Telecity and Bit-isle acquisitions significantly expand Equinix's global platform (after planned divestitures) from 105 data centers in 33 metros to 145 in 40 metros.
  Originally announced in May as a recommended cash and share offer, the transaction was approved earlier this week by Telecity shareholders and the scheme of arrangement used to implement the acquisition was approved by the applicable court in the United Kingdom, both steps required for closing the transaction.
  The transaction was comprised of a cash payment of approximately $1.7 billion and the issuance of approximately 6.8 million shares of Equinix common stock valued at approximately $2.1 billion based on the closing price of Equinix common stock as of January 14, 2016. This amount excludes any value attributed to the Telecity employee equity awards assumed, which will be finalized at a later date.
  Telecity's Chairman, John Hughes, will be joining the Board of Directors of Equinix, Inc., and Equinix's EMEA President, Eric Schwartz, will serve as the head of the combined regional business in EMEA.
  Equinix will further discuss the financial results of the Telecity and Bit-isle acquisitions during its regularly planned Q4 earnings call in February 2016.

Quotes

  Steve Smith, president and CEO, Equinix:

"Today is a very important day for Equinix as we close the acquisition of Telecity, which is a significant milestone in our 17-year history. By increasing the scale of the Equinix interconnection platform in key markets throughout Europe, we are able to better serve global enterprises while creating meaningful shareholder value."

  John Hughes, outgoing executive chairman, TelecityGroup, and board member, Equinix:

"The combination of Equinix and Telecity gives businesses more choice for interconnection, which is increasingly important in this highly digital age, when customers rely on connectivity to drive competitive advantage. I would like to take this opportunity to pay tribute to all the committed, talented employees at Telecity who together built Europe's premium data center business and remain committed to the smooth integration of our two companies. It is with great pleasure that I will continue to work with the combined business as a member of Equinix's Board of Directors."

Additional Resources

  Equinix Extends Global Data Center Leadership as Telecity Deal Goes Final [blog]
  European Commission Grants Clearance for Equinix Offer to Acquire Telecity [press release]
  Equinix makes Recommended Offer for TelecityGroup [press release]
  Recommended Cash and Share Offer for Telecity Group PLC by Equinix, Inc. [press release]

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 40 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies. www.equinix.com.

Forward Looking Statements

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of Telecity and the expected benefits from the acquisition. Factors that might cause such differences include, but are not limited to, unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix, including Telecity; the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Directors' Responsibility

As required under the UK Takeover Code, the directors of Equinix accept responsibility for the information contained in this document. To the best of the knowledge and belief of those directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

Equinix and IBX are registered trademarks of Equinix, Inc.

International Business Exchange is a trademark of Equinix, Inc.

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CONTACT: Media, Liam Rose (Americas), +1 (650) 598-6590, lrose@equinix.com, or Antonella Crimi (EMEA), +44 (0)20 7634 4022, Antonella.Crimi@eu.equinix.com, or Lorraine Little-Bigelow (Asia-Pacific), + (852) 2970 7742, llittlebigelow@ap.equinix.com; or Investor Relations, Katrina Rymill, +1 (650) 598-6583, krymill@equinix.com, or Paul Thomas, +1 (650) 598-6442, pthomas@equinix.com